Exhibit 99.2

SELECTED HISTORICAL AND UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL DATA

The selected historical financial and other data for the year ended December 31, 2005 have been derived from the audited consolidated financial statements of Revlon, Inc. and its subsidiaries, including Products Corporation (defined below) (collectively, the Company). The selected historical financial and other data for the nine months ended September 30, 2005 and 2006 have been derived from the Company’s unaudited consolidated financial statements. Results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the entire year. The Pro Forma Statement of Operations Data for the year ended December 31, 2005 gives pro forma effect as described below to the following transactions as if such transactions had been consummated on January 1, 2005:

•	Revlon Consumer Products Corporation’s (‘‘Products Corporation’s’’) March 2005 issuance of $310.0 million aggregate principal amount of 9½% Senior Notes due 2011 (referred to in this Current Report on Form 8-K as the March 2005 9½% Senior Notes) and Products Corporation’s use of the proceeds of such issuance to (i) redeem all of the $116.2 million aggregate principal amount outstanding of Products Corporation’s 8 1/8% Senior Notes due 2006 (referred to in this Current Report on Form 8-K as the 8 1/8% Senior Notes) and all of the $75.5 million aggregate principal amount of Products Corporation’s 9% Senior Notes due 2006 (referred to in this Current Report on Form 8-K as the 9% Senior Notes), plus applicable accrued interest in each case and plus the applicable premium in the case of the 9% Senior Notes and (ii) prepay $100.0 million under the term loan facility of Products Corporation’s 2004 bank credit agreement, together with accrued interest and the associated $5.0 million prepayment fee (and the payment of fees and expenses incurred in connection with such transactions and the exchange offer related to the March 2005 9½% Senior Notes) (referred to in this Current Report on Form 8-K as the Spring 2005 Refinancing Transactions);

•	Products Corporation’s August 2005 issuance of $80.0 million aggregate principal amount of 9½% Senior Notes due 2011 (referred to in this Current Report on Form 8-K as the August 2005 9½% Senior Notes and, together with the March 2005 9½% Senior Notes, as the 9½% Senior Notes) and Products Corporation’s use of the proceeds of such issuance to help fund investments in certain of its brand initiatives and for general corporate purposes and to pay fees and expenses in connection with the issuance of the August 2005 9½% Senior Notes and the exchange offer related to the August 2005 9½% Senior Notes (referred to in this Current Report on Form 8-K as the August 2005 Transactions and, together with the Spring 2005 Transactions, the 2005 Previous Transactions);

•	the March 2006 $110 million rights offering and the related private placement to MacAndrews & Forbes, which consisted of the issuance of 39,285,714 shares of Revlon, Inc.’s Class A common stock, including 15,885,662 shares subscribed for by public shareholders (other than MacAndrews & Forbes) and 23,400,052 shares issued to MacAndrews & Forbes in a private placement directly from Revlon, Inc., in each case at a subscription price of $2.80 per share, and the use of the proceeds of such transactions, together with available cash, to (i) redeem approximately $110 million aggregate principal amount of Products Corporation’s 8 5/8% Senior Subordinated Notes, plus applicable accrued interest on the 8 5/8% Senior Subordinated Notes and (ii) pay other fees and expenses associated with such rights offering and redemption (referred to in this Current Report on Form 8-K as the March 2006 Rights Transactions);

•	Products Corporation’s July 2006 amendment to its 2004 bank credit agreement to increase the term loan facility from $700 million to $800 million (referred to in this Current Report on Form 8-K as the July 2006 Credit Agreement Amendment, and, together with the March 2006 Rights Transactions, as the 2006 Previous Financing Transactions) (The 2005 Previous Transactions and the 2006 Previous Transactions are referred to in this Current Report on Form 8-K collectively as the Previous Financing Transactions);

•	Products Corporation’s entry into the 2006 Credit Facilities, which are expected to consist of Products Corporation’s replacement of the existing approximately $800 million term loan facility under its 2004 bank credit agreement with a new 5-year $840 million 2006 Term Loan Facility and an amendment to the existing $160 million multi-currency revolving credit facility under its 2004 bank credit agreement and the extension of its maturity through the same 5-year period (referred to in this Current Report on Form 8-K as the 2006 Revolving Credit Facility) and the expected use of proceeds of such transactions to (i) repay in full the approximately $800 million of outstanding indebtedness under the term loan facility of the 2004 bank credit agreement (plus accrued interest, which was approximately $10.5 million at September 30, 2006 and an $8.0 million prepayment fee) and (ii) pay approximately $7.2 million of fees and expenses incurred in connection with consummating the 2006 Credit Facilities, with the balance of such proceeds expected to be available for general corporate purposes (referred to in this Current Report on Form 8-K as the December 2006 Credit Agreement Transactions); and

•	this $100 million rights offering and the related private placement to MacAndrews & Forbes and the use of the proceeds of such transactions to (i) redeem approximately $50 million aggregate principal amount of Products Corporation’s outstanding 8 5/8% Senior Subordinated Notes (plus accrued interest, which was approximately $0.7 million at September 30, 2006) and (ii) repay indebtedness outstanding under Products Corporation’s 2006 Revolving Credit Facility, without any permanent reduction in that commitment, after paying approximately $2.0 million of fees and expenses incurred in connection with this rights offering and the redemption (referred to in this Current Report on Form 8-K as the December 2006 Rights Transactions and together with the December 2006 Credit Agreement Transactions, as the December 2006 Financing Transactions) (The 2006 Previous Financing Transactions and the December 2006 Financing Transactions are referred to in this Current Report on Form 8-K collectively as the 2006 Financing Transactions and the Previous Financing Transactions and the December 2006 Financing Transactions are referred to in this Current Report on Form 8-K collectively as the Financing Transactions).

The Pro Forma Statement of Operations Data for the year ended December 31, 2005 first shows the pro forma effect of the Previous Financing Transactions described in the bullets above and then shows the pro forma effect of such Previous Financing Transactions together with the incremental pro forma effect of the December 2006 Financing Transactions, in each case, as if such transactions had been consummated on January 1, 2005.

The Pro Forma Statement of Operations Data for the nine months ended September 30, 2006 first shows the pro forma effect of the 2006 Previous Financing Transactions and then shows the pro forma effect of such 2006 Previous Financing Transactions together with the incremental pro forma effect of the December 2006 Financing Transactions, in each case, as if such transactions had been consummated on January 1, 2006. The Pro Forma Statement of Operations Data for the nine months ended September 30, 2006 do not include adjustments for the pro forma effect of the 2005 Previous Transactions as these transactions are reflected in the historical results.

The Pro Forma Balance Sheet Data as of September 30, 2006 give pro forma effect to the December 2006 Financing Transactions as if such transactions had occurred on September 30, 2006. No adjustments to give pro forma effect to the Previous Financing Transactions are necessary in the Pro Forma Balance Sheet Data as of September 30, 2006 as such transactions are reflected in the historical Balance Sheet Data as of September 30, 2006.

The pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The pro forma financial data do not purport to represent the Company’s results of operations or the Company’s financial position that actually would have occurred had such transactions been consummated on the aforementioned dates. The pro forma financial data is not intended to indicate the results that may be expected for any future period.

The information provided in this Exhibit 99.2 should be read in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and the Company’s historical consolidated financial statements and the accompanying notes thereto appearing in the Company’s Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 7, 2006, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 2, 2006.

	Year Ended December 31,		Nine Months Ended September 30,
	2005(a)		2005(a)		2006(b)
			(unaudited)
Historical Statement of Operations Data:
(Dollars in Millions, Except Per Share Data)
Net sales	$1,332.3		$894.5		$952.5
Gross profit	824.2		544.4		548.3
Selling, general and administrative expenses	757.8		577.6		645.3
Restructuring costs and other, net(c)	1.5		1.5		23.3
Operating income (loss)	64.9		(34.7)		(120.3)
Interest expense, net	124.2		89.9		108.4
Amortization of debt issuance costs	6.9		5.1		5.6
Foreign currency (gains) losses, net	0.5		(1.4)		(1.4)
Loss on early extinguishment of debt(d)	9.0		9.0		0.4
Miscellaneous, net	(0.5)		1.5		0.5
Loss before income taxes	(75.2)		(138.8)		(233.8)
Provision for income taxes	8.5		9.2		12.0
Net loss	$(83.7)		$(148.0)		$(245.8)
Basic and diluted loss per common share	$(0.22	)(e)	$(0.40	)(e)	$(0.61)
Weighted average no. of common shares outstanding: Basic and diluted	374,060,951	(e)	373,876,139(e	)	401,260,132
Other Data:
(Dollars in Millions)
Net cash provided (used) in operating activities	$(139.7)		$(115.9)		$(124.8)
Net cash used in investing activities	(15.8)		(16.0)		(15.5)
Net cash provided by financing activities	67.6		92.1		132.7
Ratio of earnings to fixed charges(f)	—		—		—
Capital expenditures	$25.8		$16.0		$15.5
Purchase of permanent displays	69.6		38.7		81.4
Depreciation and amortization(g)	108.9		79.8		96.3

	Year Ended December 31, 2005		Nine Months Ended September 30, 2006
	Pro Forma Previous Financing Transactions(h)	Pro Forma Financing Transactions(i)	Pro Forma 2006 Previous Financing Transactions(j)	Pro Forma 2006 Financing Transactions(k)
	(unaudited)		(unaudited)
Pro Forma Statement of Operations Data:
(Dollars in Millions, Except Per Share Data)
Operating income (loss)	$64.9	$64.9	$(120.3)	$(120.3)
Interest expense, net	128.9	111.2	112.1	97.9
Amortization of debt issuance costs	7.6	4.4	6.0	3.6
Net loss	(89.1)	(68.2)	(249.9)	(233.3)
Ratio of earnings to fixed charges	— (l)	— (m)	— (n)	— (o)
Basic and diluted loss per common share(p)	$(0.24)	$(0.17)	$(0.62)	$(0.56)
Weighted average no. of common shares outstanding: Basic and diluted(p)	374,060,951	391,325,303	401,260,132	419,782,671

	December 31, 2005	September 30, 2006
	Actual	Actual	Pro Forma December 2006 Financing Transactions(q)
		(unaudited)
Balance Sheet Data: (Dollars in Millions)
Total assets	$1,043.7	$924.6	$925.7
Total indebtedness	1,422.4	1,465.1	1,407.8
Total stockholders’ deficiency	(1,095.9)	(1,225.0)	(1,155.4)

(a)	Results for the year ended December 31, 2005 and the nine months ended September 30, 2005 include expenses of approximately $44 million and approximately $32 million, respectively, in incremental returns and allowances and approximately $7 million and approximately $4 million, respectively, of accelerated amortization cost of certain permanent displays related to the complete re-stage of the Almay brand.

(b)	Results for the nine months ended September 30, 2006 include charges related to the discontinuance of the Vital Radiance brand totaling approximately $49 million. The charges include approximately $31 million for estimated returns and allowances, approximately $15 million for the write-off of inventories and selling and promotional materials and approximately $3 million for the write-off and acceleration of amortization of displays. Results also include charges of approximately $9 million related to the cessation of the former CEO’s employment in September 2006.

(c)	Restructuring expenses incurred during 2005 related to restructuring events (e.g., primarily employee severance costs). Restructuring expenses incurred during the nine months ended September 30, 2006 related primarily to employee severance and other personnel benefits related to the organizational realignment the Company announced in February 2006 and the organizational streamlining the Company announced in September 2006.

(d)	Represents (i) the loss on the early extinguishment of debt of $9.0 million for the year ended December 31, 2005 and for the nine months ended September 30, 2005 related to the Spring 2005 Refinancing Transactions and (ii) the loss on the early extinguishment of debt of $0.4 million for the nine months ended September 30, 2006 related to the March 2006 Rights Transactions and the related redemption of approximately $110 million aggregate principal amount of the 8 5/8% Senior Subordinated Notes with the proceeds of that rights offering.

(e)	Upon consummation of the March 2006 Rights Offering, the fair market value on the NYSE of Revlon, Inc.’s Class A common stock was more than the $2.80 per share subscription price for that rights offering. Accordingly, basic and diluted loss per common share has been restated for the prior periods presented to reflect a stock dividend. The December 31, 2005 and September 30, 2005 weighted average number of common shares as of January 1, 2005 has been adjusted to reflect a stock dividend of 2,928,649 and 2,927,202 shares of Revlon, Inc.’s Class A common stock, respectively.

(f)	Earnings used in computing the ratio of earnings to fixed charges consist of loss before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factor). Fixed charges exceeded earnings by $75.2 million for the year ended December 31, 2005 and $138.8 million and $233.8 million for the nine months ended September 30, 2005 and 2006, respectively.

(g)	Includes amortization related to debt issuance costs, debt discount and stock-based compensation of $6.9 million, $0.2 million and $5.8 million, respectively, for the year ended December 31, 2005; $5.1 million, $0.1 million, and $4.4 million, respectively, for the nine months ended September 30, 2005; and $5.6 million, $0.4 million, and $11.7 million, respectively, for the nine months ended September 30, 2006.

(h)	Reflects the pro forma effect of the Previous Financing Transactions for the year ended December 31, 2005. The adjustments include an increase in interest expense and amortization of debt issuance cost of $4.7 million and $0.7 million, respectively, related to (i) an increase in interest expense and amortization of debt issuance costs of $11.3 million and $0.6 million, respectively, in connection with the issuance of the 9½% Senior Notes, offset by a reduction of interest expense and an elimination of amortization of debt issuance costs of $6.5 million and $0.5 million, respectively, in connection with the redemption of the 8 1/8% Senior Notes and the 9% Senior Notes and the $100 million prepayment under the term loan facility of Products Corporation’s 2004 bank credit agreement, (ii) a reduction of interest expense and the elimination of amortization of debt issuance costs of $9.5 million and $0.2 million, respectively, related to the March 2006 Rights Transactions and (iii) an increase in interest expense and amortization of debt issuance costs of $9.4 million and $0.8 million, respectively, related to the July 2006 Credit Agreement Amendment. Such pro forma results do not include a non-recurring charge of $0.4 million for the write-off of debt issuance costs in connection with March 2006 Rights Transactions.

(i)	Reflects the combined pro forma effect of the Previous Financing Transactions as described in footnote (h) and the incremental pro forma effect of the December 2006 Financing Transactions for the year ended December 31, 2005. The incremental adjustments for the December 2006 Financing Transactions include a reduction of interest expense and the elimination of amortization of debt issuance costs of $17.7 million and $3.2 million, respectively, related to (i) a reduction of interest expense and an elimination of amortization of debt issuance costs of $4.6 million and $0.1 million, respectively, in connection with the December 2006 Rights Transactions and (ii) a reduction of interest expense and the elimination of amortization of debt issuance costs of $13.1 million and $3.1 million, respectively, in connection with the December 2006 Credit Agreement Transactions. Such combined pro forma results do not include incremental non-recurring charges for the write-off of debt issuance costs of $15.6 million, consisting of debt issuance costs of $0.2 million and $15.4 million associated with (1) the redemption of approximately $50 million of aggregate principal amount of the 8 5/8% Senior Subordinated Notes and (2) the repayment of the approximately $800 million of indebtedness under the term loan facility of Products Corporation’s 2004 bank credit agreement, respectively, and an $8.0 million prepayment fee in connection with the aforementioned term loan facility repayment.

(j)	Reflects the pro forma effect of the 2006 Previous Financing Transactions for the nine months ended September 30, 2006. The adjustments include an increase in interest expense and amortization of debt issuance costs of $3.7 million and $0.4 million, respectively, related to (i) a reduction of interest expense and the elimination of amortization of debt issuance costs of $2.9 million and $0.1 million, respectively, related to the March 2006 Rights Transactions and (ii) an increase of interest expense and amortization of debt issuance costs of $6.6 million and $0.5 million, respectively, related to the July 2006 Credit Agreement Amendment.

(k)	Reflects the combined pro forma effect of the 2006 Previous Financing Transactions described in footnote (j) and the incremental pro forma effects of the December 2006 Financing Transactions for the nine months ended September 30, 2006. The incremental adjustments for the December 2006 Financing Transactions include a reduction in interest expense and the elimination of amortization of debt issuance costs of $14.2 million and $2.4 million, respectively related to (i) a reduction of interest expense and an elimination of amortization of debt issuance costs of $4.7 million and $0.1 million, respectively in connection with the December 2006 Rights Transactions and (ii) a reduction of interest expense and an elimination of amortization of debt issuance costs of $9.5 million and $2.3 million, respectively, in connection with the December 2006 Credit Agreement Transactions. Such combined pro forma results do not include non-recurring charges for the write-off of debt issuance costs of $20.4 million, consisting of debt issuance costs of $0.1 million and $20.3 million associated with the (1) redemption of approximately $50.0 million of aggregate principal amount of the 8 5/8% Senior Subordinated Notes and (2) the repayment of the approximately $800 million of indebtedness under the term loan facility of Products Corporation’s 2004 bank credit agreement, respectively, and an $8.0 million prepayment fee in connection with the aforementioned term loan facility repayment.

(l)	After giving effect to the adjustments for the Previous Financing Transactions described in footnote (h) above, fixed charges would have exceeded earnings before fixed charges by $80.6 million for the year ended December 31, 2005.

(m)	After giving effect to the adjustments for the Financing Transactions described in footnotes (h) and (i) above, fixed charges would have exceeded earnings before fixed charges by $59.7 million for the year ended December 31, 2005.

(n)	After giving effect to the adjustments for the 2006 Previous Financing Transactions described in footnote (j) above, fixed charges would have exceeded earnings before fixed charges by $237.9 million for the nine months ended September 30, 2006.

(o)	After giving effect to the adjustments for the 2006 Financing Transactions described in footnotes (j) and (k) above, fixed charges would have exceeded earnings before fixed charges by $221.3 million for the nine months ended September 30, 2006.

(p)	If at the time of the consummation of the December 2006 Rights Transactions, the fair market value on the NYSE of Revlon, Inc.’s Class A common stock is more than the $1.05 rights offering subscription price, basic and diluted loss per common share will be restated for all prior periods, similar to a stock dividend. Assuming the $1.05 subscription price, the weighted average number of shares outstanding as of January 1, 2005 would increase by approximately 4.6%, or 17,264,352 shares, the basic and diluted loss per common share would decrease by approximately 4.5% for the year ended December 31, 2005 and the basic and diluted loss per common share would be $(0.21) for the year ended December 31, 2005 and the weighted average number of shares outstanding as of January 1, 2006 would increase by approximately 4.6%, or 18,522,539 shares, the basic and diluted loss per common share would decrease by approximately 3.3% for the nine months-ended September 30, 2006 and the basic and diluted loss per common share would be $(0.59) for the nine months ended September 30, 2006.

(q)	Reflects the pro forma effect of the December 2006 Financing Transactions at September 30, 2006. The adjustments include (i) an increase in total assets of $1.1 million resulting from an increase in cash available for general corporate purposes of

$14.3 million from proceeds available from the December 2006 Credit Agreement Transactions (including the payment of accrued interest, which was approximately $10.5 million at September 30, 2006), offset by the write-off of $13.2 million of debt issuance costs (reflecting the capitalization of debt issuance costs of $7.2 million, offset by the write-off of debt issuance costs of $0.1 million and $20.3 million associated with (1) the redemption of approximately $50.0 million of aggregate principal amount of the 8 5/8% Senior Subordinated Notes and (2) the repayment of the approximately $800 million of indebtedness under the term loan facility of Products Corporation’s 2004 bank credit agreement, respectively), (ii) a decrease in total indebtedness of $57.3 million resulting from the redemption of $50.0 million aggregate principal amount, of the 8 5/8% Senior Subordinated Notes and the repayment of approximately $47.3 million of indebtedness outstanding under Products Corporation’s 2006 Revolving Credit Facility, with a portion of the proceeds from this $100 million rights offering (after paying accrued interest, which was approximately $0.7 million at September 30, 2006, and fees and expenses of approximately $2.0 million in connection with this rights offering) and the replacement of the existing $800 million term loan under the 2004 bank credit agreement with the $840 million 2006 Term Loan Facility, and (iii) a decrease in total stockholders’ deficiency of $69.6 million principally resulting from net proceeds of $98 million from this rights offering (which is net of $2.0 million of estimated transaction fees and expenses associated with this rights offering) and the issuance of shares of Revlon, Inc.’s Class A common stock pursuant to this rights offering, partially offset by the aforementioned write-off of debt issuance costs of $20.4 million and the $8.0 million prepayment fee.